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                                                                    EXHIBIT 21.1

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                           WORLDWIDE SUBSIDIARY LIST

                                                              PERCENTAGE    STATE/COUNTRY
                                                              OWNERSHIP     INCORPORATION
                                                              ----------    --------------
Fisher Scientific Company L.L.C.............................      100             Delaware
     Fisher Scientific Limited..............................      100               Canada
Fisher Hamilton Inc.........................................      100             Delaware
Systems Manufacturing Corporation...........................      100             Delaware
Applied Scientific Corporation..............................      100           California
Fisher Scientific GmbH......................................      100              Germany
     Kuhn + Bayer GmbH......................................      100              Germany
Fisher Scientific of the Netherlands B.V....................      100          Netherlands
     Fisher Scientific B.V..................................      100          Netherlands
Fisher Scientific Worldwide Inc.............................      100             Delaware
     Acros Organics N.V.....................................      100              Belgium
       Resco Trade N.V......................................      100              Belgium
     Fisher Chimica N.V.....................................      100              Belgium
     Fisher Scientific Holding Company......................      100             Delaware
       Fisher Scientific Holding U.K., Limited..............      100       United Kingdom
       Fisher Scientific U.K., Limited......................      100       United Kingdom
Orme Scientific Limited.....................................      100       United Kingdom
Fisher Scientific Holdings France S.A.......................      100               France
     Bioblock Scientific S.A................................      100               France
     Fisher Scientific S.A..................................      100               France
Fisher Technology Group Inc.................................      100             Delaware
ProcureNet, Inc.............................................      100             Delaware
     SourceSys, Inc.........................................    73.15             Delaware
     Structured Computer Systems, Inc.......................      100          Connecticut